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                                                                      Exhibit 16



                                                             Arthur Andersen LLP
                                                     1345 Avenue of the Americas
                                                         New York, NY 10105-0032
                                                                www.andersen.com


April 10, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W. Washington, D.C. 20549
Dear Sir or Madam:

We have read the first paragraph of Item 4 included in the Form 8-K/A dated April 10, 2002 of Atalanta Sosnoff Capital Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.

Very truly yours,

/s/ Arthur Andersen LLP
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Arthur Andersen LLP


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